Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2022

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., February 22, 2023 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2022. A description of funds from operations, or FFO, FFO as adjusted for comparability, and Core FFO, all three non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K, which can be found on the Investors section of our website at www.gladstonecommercial.com.
Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2022		September 30, 2022		$ Change	% Change
Operating Data:
Total operating revenue	$37,217		$39,834		$(2,617)	(6.6)%
Total operating expenses	(26,827)		(37,448)	(3)	10,621	(28.4)%
Other expense, net	(8,578)	(1)	111	(4)	(8,689)	(7,827.9)%
Net income	$1,812		$2,497		$(685)	(27.4)%
Less: Dividends attributable to preferred stock	(3,003)		(2,987)		(16)	0.5%
Less: Dividends attributable to senior common stock	(114)		(114)		—	—%
Less: Loss on extinguishment of Series F preferred stock	(5)		—		(5)	100.0%
Add: Gain on repurchase of Series G preferred stock	37		—		37	100.0%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(1,273)		$(604)		$(669)	110.8%
Add: Real estate depreciation and amortization	15,992		15,764		228	1.4%
Add: Impairment charge	—		10,718		(10,718)	(100.0)%
Less: Gain on sale of real estate, net	(1,150)		(8,902)		7,752	(87.1)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,569		$16,976		$(3,407)	(20.1)%
Add: Convertible senior common distributions	114		114		—	—%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,683		$17,090		$(3,407)	(19.9)%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,569		$16,976		$(3,407)	(20.1)%
Add: Write off deferred financing fees	—		434		(434)	(100.0)%
Add: Asset retirement obligation expense	30		25		5	20.0%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,599		$17,435		$(3,836)	(22.0)%
Add: Convertible senior common distributions	114		114		—	—%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,713		$17,549		$(3,836)	(21.9)%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.03)		(0.02)		(0.01)	50.0%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.34		0.43		(0.09)	(20.9)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.34		0.43		(0.09)	(20.9)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.34		0.44		(0.10)	(22.7)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.34		0.44		(0.10)	(22.7)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	40,016,430		39,777,806		238,624	0.6%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	40,379,676		40,141,052		238,624	0.6%
Cash dividends declared per common share and Non-controlling OP Unit	$0.376200		$0.376200		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,299,570	(2)	$1,294,746	(5)	$4,824	0.4%
Total assets	$1,201,509		$1,209,668		$(8,159)	(0.7)%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$749,206		$741,763		$7,443	1.0%
Total equity and mezzanine equity	$374,626		$387,647		$(13,021)	(3.4)%
Properties owned	137	(2)	137	(5)	—	—%
Square feet owned	17,179,951	(2)	17,192,690	(5)	(12,739)	(0.1)%
Square feet leased	96.8%		96.9%		(0.1)%	(0.1)%

(1)Includes a $1.2 million loss on sale, net, from the sale of two properties during the three months ended December 31, 2022.
(2)Includes one property classified as held for sale of $12.3 million and 146,483 square feet.
(3)Includes a $10.7 million impairment charge recognized on one property during the three months ended September 30, 2022.
(4)Includes an $8.9 million gain on sale, net, from the sale of three properties during the three months ended September 30, 2022.
(5)Includes two properties classified as held for sale of $15.3 million and 146,493 square feet, in the aggregate.

	As of and for the year ended
	December 31, 2022		December 31, 2021		$ Change	% Change
Operating Data:
Total operating revenue	$148,981		$137,688		$11,293	8.2%
Total operating expenses	(117,758)	(1)	(102,800)		(14,958)	14.6%
Other expense, net	(21,951)	(2)	(25,155)	(4)	3,204	(12.7)%
Net income	$9,272		$9,733		$(461)	(4.7)%
Less: Dividends attributable to preferred stock	(11,903)		(11,488)		(415)	3.6%
Less: Series D Preferred Stock offering costs write off	—		(2,141)		2,141	(100.0)%
Less: Dividends attributable to senior common stock	(458)		(698)		240	(34.4)%
Less: Loss on extinguishment of Series F preferred stock	(10)		—		(10)	100.0%
Add: Gain on repurchase of Series G preferred stock	37		—		37	100.0%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(3,062)		$(4,594)		$1,532	(33.3)%
Add: Real estate depreciation and amortization	61,664		60,311		1,353	2.2%
Add: Impairment charge	12,092		—		12,092	100.0%
Add: Loss on sale of real estate	—		1,148		(1,148)	(100.0)%
Less: Gain on sale of real estate	(10,052)		—		(10,052)	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$60,642		$56,865		$3,777	6.6%
Add: Convertible senior common distributions	458		698		(240)	(34.4)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$61,100		$57,563		$3,537	6.1%
Add: Series D Preferred Stock offering costs write off	—		2,141		(2,141)	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$61,100		$59,704		$1,396	2.3%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$60,642		$56,865		$3,777	6.6%
Add: Write off deferred financing fees	434		—		434	100.0%
Add: Write off shelf registration statement costs and prepaid ATM costs	177		—		177	100.0%
Add: Asset retirement obligation expense	100		100		—	—%
Add: Series D Preferred Stock offering costs write off	—		2,141		(2,141)	(100.0)%
Add: PACE financing amortization, net	—		33		(33)	(100.0)%
Add: Loan defeasance costs	—		669		(669)	(100.0)%
Add: Realized loss on interest rate hedging instruments	—		145		(145)	(100.0)%
Less: Acquisition related expenses	—		(108)		108	(100.0)%
Less: Bad debt write off	—		(56)		56	(100.0)%
Less: Tenant legal settlement, net	—		(1,773)		1,773	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$61,353		$58,016		$3,337	5.8%
Add: Convertible senior common distributions	458		698		(240)	(34.4)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$61,811		$58,714		$3,097	5.3%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic & diluted	(0.08)		(0.12)		0.04	(33.3)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.55		1.54		0.01	0.6%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.54		1.54		—	—%

FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	1.54		1.60	(0.06)	(3.8)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.56		1.57	(0.01)	(0.6)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.56		1.57	(0.01)	(0.6)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	39,245,675		36,854,293	2,391,382	6.5%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	39,608,921		37,358,255	2,250,666	6.0%
Cash dividends declared per common share and Non-controlling OP Unit	$1.504800		$1.502175	$0.002625	0.2%

Financial Position
Real estate, before accumulated depreciation	$1,299,570	(3)	$1,225,258	$74,312	6.1%
Total assets	$1,201,509		$1,143,352	$58,157	5.1%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$749,206		$707,526	$41,680	5.9%
Total equity and mezzanine equity	$374,626		$372,823	$1,803	0.5%
Properties owned	137	(3)	129	8	6.2%
Square feet owned	17,179,951	(3)	16,232,795	947,156	5.8%
Square feet leased	96.8%		97.2%	(0.4)%	(0.4)%
(1)Includes a $12.1 million impairment charge recognized on two properties during the year ended December 31, 2022.
(2)Includes a $10.1 million gain on sale, net, from five property sales during the year ended December 31, 2022.
(3)Includes one property classified as held for sale of $12.3 million and 146,483 square feet.
(4)Includes a $1.1 million loss on sale, net, from three property sales during the year ended December 31, 2021.
Highlights of Fiscal Year 2022:
• Acquired properties: Purchased 13 fully-occupied industrial properties, with an aggregate of approximately 1.2 million square feet of rental space, for $114.4 million, at a weighted average cap rate of 7.12%;
• Sold properties: Sold five non-core properties as part of our capital recycling strategy for $41.3 million;
• Collected 100% of 2022 base rent: Collected 100% of 2022 base rental charges owed to us throughout the year;
• Issued common stock under ATM Program: Issued 2.1 million shares for net proceeds of $43.2 million;
• Issued Series F Preferred Stock: Issued 238,100 shares of our 6.00% Series F Preferred Stock for net proceeds of $5.4 million;
• Amended, extended and upsized credit facility: Added a new $150.0 million term loan component to our credit facility with a 5.5 year maturity date. Increased our revolver from $100.0 million to $125.0 million, while extending the maturity date of the revolver and first term loan component for three years. The credit facility increased in total from $325.0 million to $495.0 million;
• Issued new debt: Borrowed $15.0 million in variable rate mortgage debt at an interest rate of SOFR plus 2.5% and borrowed $47.9 million in fixed rate and swapped to fixed rate mortgage debt at a weighted average interest rate of 4.6%, with maturity dates ranging from April 27, 2024 to June 1, 2032;
• Repaid debt: Repaid $104.9 million in fixed rate mortgage debt, with a weighted average interest rate of 4.6%, with cash on hand and borrowings from our line of credit and repaid $30.3 million of variable rate mortgage debt at a weighted interest rate of LIBOR plus 2.50%;
• Extended mortgage debt maturity date: Extended the maturity date of $21.7 million fixed rate and variable rate mortgage notes for an additional year;
• Leased vacant space: Leased 91,412 square feet of previously vacant space with lease terms ranging from 5.1 to 7.3 years at three of our properties;
• Renewed leases: Renewed 537,087 square feet with remaining lease terms ranging from 1.9 to 15.0 years at nine of our properties;
• Paid distributions: Paid monthly cash distributions for the year totaling $1.504800 per share on our common stock and Non-controlling OP Units, $1.656252 per share on our Series E Preferred Stock, $1.50 per share on our Series F Preferred Stock, $1.50 per share on our Series G Preferred Stock, and $1.05 per share on our senior common stock.
Fourth Quarter 2022 Results: FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2022, was $13.7 million, a 19.9% decrease when compared to the quarter ended September 30, 2022, equaling $0.34 per share. Core FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2022, was $13.7 million, a 21.9% decrease when compared to the quarter ended September 30, 2022, equaling $0.34 per share. Core FFO decreased primarily due to an increase in SOFR rates on variable rate debt during the quarter resulting in a higher interest expense and accelerated rental income from a lease termination recognized during the three months ended September 30, 2022, partially offset by rental income from third and fourth quarter acquisitions.
Fiscal Year 2022 Results: FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2022, was $61.1 million, a 6.1% increase when compared to the year ended December 31, 2021, equaling $1.54 per share. FFO available to common stockholders and Non-controlling OP Unitholders, as adjusted for comparability, for the year ended December 31, 2022, was $61.1 million, a 2.3% increase when compared to the year ended December 31, 2021, equaling $1.54 per share. Core FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2022, was $61.8 million, a 5.3% increase when compared to the year ended December 31, 2021, equaling $1.56 per share. Core FFO increased primarily due to the increase in rental income from 2021 and 2022 acquisitions, leasing activity and accelerated rental income from lease terminations, partially offset by an increase in SOFR rates on variable rate debt resulting in a higher interest expense.
Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months and year ended December 31, 2022 was $1.3 million and $3.1 million, or $0.03 and $0.08 per share, respectively, compared to net loss attributable to common stockholders for the three months ended September 30, 2022 and year ended December 31, 2021 of $0.6 million and $4.6 million, or $0.02 and $0.12 per share, respectively. A reconciliation of Core FFO to net loss for the three months ended December 31, 2022 and September 30, 2022 and the years ended December 31, 2022 and 2021, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net income per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Issued common stock under ATM program: Issued 0.2 million shares for net proceeds of $4.0 million;
• Issued Series F Preferred Stock: Issued 13,360 shares for net proceeds of $0.3 million;
• Terminated Stock Sale Agreements: Terminated the Series E and Common Stock Sales Agreements in connection with the expiration of our 2020 Registration Statement;
• Amended Advisory Agreement: Amended the Advisory Agreement with our Advisor to eliminate the payment of the incentive fee for the quarters ending March 31, 2023 and June 30, 2023;
• Reduced common stock cash distribution run rate: Reduced the run rate on monthly cash distributions per common share from $0.1254 to $0.10, starting in January 2023; and
• Declared distributions: Declared monthly cash distributions for January, February, and March 2023, totaling $0.30 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.
Comments from Gladstone Commercial’s President, Buzz Cooper: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2022 and 2021, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We believe we had an excellent 2022, by investing $114.4 million in 13 industrial assets in our target markets at accretive cap rates. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We successfully exited five non-core assets during 2022, recognizing a capital gain of $10.1 million, and we have additional non-core assets we anticipate selling over the next one to two years that we believe will result in capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the lingering effects of the pandemic, significant inflation with a corresponding increase in interest rates, and the geo-political and economic issues arising from the war in Ukraine, we feel strongly about the depth of our tenant credit underwriting. We have collected 100% of 2022 cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when any remaining pandemic restrictions are fully lifted and economic normalcy returns. Despite economic uncertainty, during 2022 we were able to lease 91,412 vacant square feet with three tenants, and renew 537,087 square feet with nine tenants. We are actively marketing our remaining vacant space and anticipate positive outcomes. We have amended our credit facility to add a new term loan component, and increased our revolver, which we believe will be a great source of financial flexibility in these uncertain markets. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity and are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by approximately 2% annually in recent years, should continue to rise as we grow and we will continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio."
Conference Call: Gladstone Commercial will hold a conference call on Thursday, February 23, 2023, at 8:30 a.m. Eastern Time to discuss its earnings results. Please call (877) 407-9045 (or (201) 389-0941) to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through March 2, 2023. To hear the replay, please dial (877) 660-6853 (or (201) 612-7415) and use playback conference number 13734662. The live audio broadcast of the Company’s quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through January 2023, Gladstone Commercial has paid 217 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. Gladstone Commercial has never skipped or deferred a distribution since its inception in 2003. Further information can be found at www.gladstonecommercial.com.
About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share and unit provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
FFO as adjusted for comparability: FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities. Although the Company’s calculation of FFO as adjusted for comparability differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, FFO as adjusted for comparability should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
The Company’s presentation of FFO, as defined by NAREIT, FFO as adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates.

Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 22, 2023. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893